UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

December 5, 2023

Date of report (Date of earliest event reported)

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Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 5, 2023, Agile Therapeutics, Inc. (the “Company”) received a letter (the “Extension Notice”) from the Hearings Panel (“Panel”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it had been granted an additional period, or until February 16, 2024, to regain compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1) requiring companies listed on the Nasdaq Capital Market to maintain stockholder’s equity of at least $2,500,000 (the “Rule”).

As previously disclosed on March 27, 2023, the Company received a letter from the Nasdaq Listing Qualifications Department (the “Staff”) indicating that it was not in compliance with the Rule. On June 2, 2023, based on the Staff’s review of the materials submitted by the Company, the Staff granted the Company’s request for an extension until September 25, 2023 to comply with the Rule. On September 27, 2023, the Company received a notice from the Staff advising the Company that the Staff had determined that the Company did not meet the terms of the extension and that unless the Company requests an appeal, the Staff would proceed with delisting.

The Company submitted a hearing request to the Panel, which stayed the delisting, and the hearing was held on November 30, 2023. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “AGRX” at least pending the completion of the period of time granted to demonstrate compliance with the Rule.

There can be no assurance that the Company will be able to regain compliance with the applicable Nasdaq listing requirements. If the Company’s common stock is delisted, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

If trading in the Company’s common stock is suspended on the Nasdaq Capital Market or the Company’s common stock is delisted by Nasdaq, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Company’s common stock, reduce the number of investors willing to hold or acquire the Company’s common stock, negatively impact the Company’s ability to access equity markets and obtain financing, and impair the Company’s ability to provide equity incentives.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding our ability to regain compliance with Nasdaq continued listing requirements, any other courses of action to regain compliance with Nasdaq’s continued listing requirements and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirements, the potential delisting of our shares on the Nasdaq Capital Market and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: December 6, 2023	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer